AXP Market Advantage Series, Inc.
File No. 33-30770/811-5897

Exhibit (h)(9):     Transfer Agency Agreement, dated March 9, 2000.

Exhibit (i):        Opinion and Consent of Counsel, dated June 13, 2000.

Exhibit (j):        Independent Auditors' Consent, dated June 13, 2000.

Exhibit (p)(3):     State Street Global Advisors Code of Ethics, dated
                    March, 2000.